SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 29, 2003
Date of Report
(Date of earliest event reported)

INFOSPACE, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

0-25131	91-1718107
(Commission File No.)	(IRS Employer Identification Number)

601 108th Avenue N.E., Suite 1200
Bellevue, Washington 98004
(Address of Principal Executive Offices)

425-201-6100
(Registrant’s Telephone Number, Including Area Code)

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) EXHIBITS.

10.1	Employment Agreement dated as of December 21, 2002 by and between James F. Voelker and InfoSpace, Inc.

99.1	Press Release, dated January 29, 2003

Item 9. REGULATION FD DISCLOSURE

On January 29, 2003, InfoSpace announced its financial results for the quarter and year ended December 31, 2002. A copy of the press release is furnished to the Commission as Exhibit 99.1 hereto.

InfoSpace, Inc. (“InfoSpace”) announced on December 21, 2002 that that it named Jim Voelker Chairman, Chief Executive Officer and President and filed the announcement with the Securities and Exchange Commission (the”Commission”) on December 23, 2002. InfoSpace’s employment agreement with Mr. Voelker is filed as Exhibit 10.1 hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2003

INFOSPACE, INC.

By:	/s/ John M. Hall
John M. Hall Senior Vice President and General Counsel